UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2014, the board of directors (the “Board”) of Medivation, Inc. appointed Patrick Machado as a member of the Board. Mr. Machado recently retired from his role as chief financial and business officer of Medivation and remained as an employee of Medivation until April 18, 2014. Mr. Machado became a non-employee director starting on April 19, 2014.

Under the current standard compensation arrangements for non-employee directors of Medivation, Mr. Machado will be entitled to receive the following compensation:

1.	An annual Board cash retainer of $50,000; and

2.	An annual equity grant each year with a value equal to $350,000, split equally between stock options and restricted stock units, both with a one year vesting period and with the exercise price of the option equal to the closing price of Medivation common stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: April 21, 2014	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
General Counsel, Chief Compliance Officer and Corporate Secretary